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                                                                  EXHIBIT 99.(a)


P                              NBD BANCORP, INC.
R
O         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X          FOR THE SPECIAL MEETING OF STOCKHOLDERS, OCTOBER 20, 1995
Y
  THE UNDERSIGNED HEREBY APPOINTS RICHARD J. MCCULLEN AND MONICA M. BARBOUR AS PROXIES, EACH WITH THE POWER TO APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND VOTE ALL THE SHARES OF THE COMMON STOCK OF NBD BANCORP, INC. WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE SPECIAL MEETING TO BE HELD ON OCTOBER 20, 1995, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS SPECIFIED BELOW ON THE MATTER LISTED AND MORE FULLY DESCRIBED IN THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT-PROSPECTUS FOR SAID MEETING, RECEIPT OF WHICH IS ACKNOWLEDGED.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. A SPECIFIC CHOICE MAY BE MADE ON THE REVERSE SIDE OF THIS PROXY. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED ON THE REVERSE SIDE OF THIS CARD.


  PLEASE DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


                                                                     SEE REVERSE
                                                                         SIDE
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[X] PLEASE                                                              3630
    MARK VOTE AS IN
    THIS EXAMPLE

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  THE BOARD OF DIRECTORS UNANIMOUSLY PROPOSES AND RECOMMENDS A VOTE "FOR" THE
                              FOLLOWING PROPOSAL:
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                                                         FOR   AGAINST   ABSTAIN
                                                         [_]     [_]       [_]


1. Approval and adoption of an Agreement and Plan of Merger, dated as of July 11, 1995, by and between NBD Bancorp, Inc., a Delaware corporation ("NBD") and First Chicago Corporation, a Delaware corporation ("First Chicago") and the consummation of the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the accompanying Joint Proxy Statement-Prospectus, pursuant to which, among other effects, First Chicago will be merged with and into NBD, with NBD continuing as the surviving corporation, the name of NBD will be changed to "First Chicago NBD Corporation", the number of authorized shares of common stock of NBD will be increased to 750,000,000, the NBD Series A Preferred Stock, no shares of which are currently issued and outstanding, will be deleted, and certain series of new preferred stock will be designated.

  RECORD DATE SHARES:


 Please be sure to sign and date this Proxy.             Date
                                                             -------------------
----------------------------------------



    Stockholder sign here
                          -------------------------------

    Co-Owner sign here
                          -------------------------------


Please return this executed proxy promptly using the enclosed envelope.


THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. THE SIGNER HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE SIGNER TO VOTE AT THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP OR SIMILAR ENTITY, PLEASE SIGN IN THE ENTITY'S NAME BY AN AUTHORIZED PERSON.